Exhibit 10.4

Hybrid Corn Seeds Appointed Production Contract

Contract Number: ZY20120210

Party A: Jilin Hengchang Agricultural Development Co., Ltd.
Party B: Niu Miao
Place of signature: Gongzhuling City
Time of signature: February 10, 2012

Under the provisions of the relevant legal provisions of the Contract Law of the People's Republic of China, the Seed Law of the People's Republic of China, Regulations on the Crop Seeds for Xinjiang Autonomous Region, the Approach on Managing Crop Production Base for the Xinjiang Autonomous Region, two parties hereby enter into this contract (the “Contract”) by consensus to clarify the rights and obligations of both parties.

Article 1 Party A refers to the enterprises and individuals who obtain the seed production license. Party B refers to the villagers' committee or the specialized cooperative economic organizations on farmers’ seed production. Party B shall accept the commission of the whole farmers’ seed production and sign seed production contract on behalf of all seed production farmers or enterprises.

Article 2 the species, quantities, qualities and prices of crop seeds produced under the contract, etc.

Crops	Species（Combination）	Areas（mu）	Quantities（ton）	Quality index				Purchasing price（RMB/ton）
				Purity ≥%	Neatness ≥%	Germination rate percentage ≥%	Moisture ≤%
Corn	San Yuan Deng 28	2500	1000	97	99	95	13	9600.00
Corn	Hengyu218	15000	7500	97	99	95	13	9600.00
Corn	Hengyu398	6000	2500	97	99	95	13	9600.00

Article 3 Seed breeding materials

Crops	Seed parent name（or code name）	Quality index				Quantity （ton）	Price（RMB/ton）
		Purity ≥%	Neatness ≥%	Germination rate≥%	Moisture ≤%
San Yuan Deng 28—	S101	98	99	92	13	7.5	20000
San Yuan Deng 28—	S801	98	99	92	13	2.5	20000
Heng Yu 218—	DX311	98	99	92	13	45	20000
Heng Yu 218—	DX419	98	99	92	13	15	20000
Heng Yu 398—	F198	98	99	92	13	18	20000
Heng Yu 398—	M197	98	99	92	13	6	20000
						94	RMB1.88 million

Article 4 Seed production service fees
Seed production services are charged RMB 1.0/kg based on the total number of qualified seeds (ears) that have been purchased.

Article 5 Packaging and transportation
Seeds are packed in plastic woven bags and freight is borne by Party A.

Article 6 Obligations of Party A

1 Party A shall provide qualified seed breeding material which shall be paid by Party B under this contract. Party A shall deduct the seed breeding materials funds from the payments for cultivated seeds.

2 Party A shall arrange the suitable varieties (combinations) in accordance with the actual area of the base, isolation and natural ecological and production conditions.

3 Party A shall provide production deposit to Party B before March 15, 2012 based on RMB 1.0 per kilogram for the appointed production volume, this deposit shall be used to offset the last payment. Party B, according to the actual needs of production base, shall. as appropriate, pay the advanced funds for plastic film, pesticide and other production materials for local peasants of the base with the price of no higher than the market price of product with the same quality and brand. The advanced payment shall be deducted when the total payment of seeds production is finalized.

4 The seed purchase price shall be determined as stipulated in the article 2 of this contract.

5 Party A shall provide detailed production and technical information, develop the corn seed production and technical regulations, assign technical staff to the base during the seed production period, responsible for technical guidance and training.

6 Party A shall supervise and manage the whole process of seed production, direct Party B to implement various technical measures. At the critical periods like rouging, tassling, pollination, timely organize to conduct a comprehensive inspection and identification and apply for identification of seeds which did not meet quality standards to the Seed Management Station at or above the county level in a timely manner.

7 Party A shall timely purchase all seeds produced by Party B which meet the contract quality at the agreed upon time.

8 Party A shall bear all losses to Party B due to mistakenly providing incorrect varieties or wrong technical guidance to Party B. All economic losses caused by above reasons, which have been identified by the experts of seed management station at or above the county level, shall be borne by Party A.

9 After settling the seed payment, Party A shall timely pay for the seed production services amounts as stipulated in article 4 of this contract.

10 Party A shall have a valid "Crop Seed Production Permit License."

11 Technical regulations and standards relevant to the national seed production, seed inspection, and quarantine in the production process shall be strictly enforced.

12 Establishment of the seed production file. The seed production files shall describe seed production location, environment of production area, preceding crop, breeding material and quality, technical director, implementation of technical measures on the field, field inspection records, local meteorological records, seed acquisition, processing and seeds sales, etc.

Article 7 Obligations of Party B

1 Party B shall choose appropriate arable land for seed production, ensure production and management conditions required by seed production, i.e. the fertile land, irrigation and drainage in even and good condition, adequate water and fertilizer, the implementation of weed control, disease prevention, pest control, watering, fertilizing, and field management practices, and accurately report the production area to Party A.

2 The lands used for planting engaged crops shall be isolated for security, shall not be mixed-planted and inter-planted other species of crops.

3 Party B shall follow with the seed production technical regulations and seeds (seedlings) quarantine rules and regulations stipulated in the Contract, comply with Party A’s technical guidance; strictly organize and implement “technical production regulations on corn seed” and ensure that all technical measures are implemented in place.

4 Party B shall provide all qualified seeds to Party A as per the number, time, venue stipulated in the Contract and guarantee that parental seed (species) provided by Party A are not provided to any other party, or retained by Party B itself. Unqualified seeds shall be purchased by Party A at the market price and discarded as worthless under the supervision of the Seed Management Station.

5 Party B shall accept the supervision and inspection from the Seed Management Station and seed users and timely cooperate with relevant department to deal with the unqualified seeds.

6 The quality of produced seeds shall meet the standards stipulated in the Contract.

7 Party B shall bear the economic loss due to improper cultivation and management of production, failure in compliance with seed production technology requirements, delayed drying and wrong way of drying after harvest etc.

Article 8 Liability for breach of contract

1 If breeding material provided by Party A does not meet national quality standards, resulting in economic losses to Party B, Party A shall bear the full economic loss.

2 If the technical production specification on corn seed provided by Party A is not standardized, and technical guidance by Party A is improper, resulting in economic losses to Party B, such losses shall be borne by Party A.

3 If Party A gives up, without appropriate reason, production and technical guidance and inspection for the seed fields, or reject the qualified and produced seed without justifiable reason, resulting in economic losses to Party B, Party A shall compensate one time of the total amount of economic loss for Party B.

4 If Party A does not pay off the payment for seed production at the designated time, Party A shall pay liquidated damages equaling to 5% of the outstanding amount.

5 If Party B fails to provide qualified seeds due to failure in complying with the technical specification on corn seed production, or technical guidance given by Party A’s technical staff, Party B shall bear all economic losses.

6 If Party B violates the sub-paragraph 4 of article 5, the seed management station at or above county shall deal with the breaching behavior according to the relevant provisions of the management approach on crop seed production base for Xinjiang Autonomous Region.

7 If economic losses in seed production are caused by natural disasters and other factors, it shall be assessed by the expert of seed management station at or above the state and county level and negotiated by two parties.

8 Party A shall not pay for seeds which do not meet with the agreed quality stipulated in the Contract. If Party B has any objections, it shall submit a written application within 15 days after result is reported, as well as intact samples sealed by two parties, shall be re-examined by seed quality testing center at or above the county or state level and two parties shall resolve the issue through negotiation.

Article 9 Supplementary provisions

1 Affected by the market factors, the prices of seeds may rise accordingly when they are purchased. Party A shall appropriately increase the purchase price, which shall be negotiated and signed by two parties.

2 Two parties shall take sample from each batch of seeds and seal them respectively for re-examination, verification, arbitration, litigation. Sealed sample shall be stored till the time when all seeds are produced and harvested as stipulated in the Contract.

3 After Party A receives the seeds, it shall be responsible for inspecting purity, germination rate, neatness and moisture, and re-examining them after two germination cycle and timely finding out problems, otherwise, the seeds shall be regarded as qualified if the inspection period is passed.

4 If Party A and Party B have any disputes arising from the performance of this contract, they can apply to seed management station at or above the county level for coordination. Otherwise, they shall plea to the people's court for coordination.

5 When two parties have disputes on the production area, it shall be re-determined by two parties arranged by seed management station at or above county level.

6 For any issues that are not mentioned in the Contract, two parties shall negotiate to reach an agreement and make supplementary regulations according to the General Principles of Civil Law of the People's Republic of China, the Contract Law of the People's Republic of China, the Seed Law of the People's Republic of China, Ordinance on Crop Seeds of Xinjiang Autonomous Region, Management Approach on Crop Seed Production Base of Xinjiang Autonomous Region, and relevant state regulations. If security is required to provide, two parties shall sign a separate "contract guarantee" as an annex to this Contract.

Article 10 This contract is valid for one year, since the effective date upon signature and seal of two parties and expires on December 31, 2012.

Article 11 This Contract has triplicate copies. Party A and B hold one copy respectively and every copy has the same legal effect. Party A shall send the contract to seed management station at the county level in the production area for archive within 15 days after signing the contract.

Party A (seal): Jilin Hengchang Agricultural	Party B (Seal): Niu Miao
Development Co., Ltd.

Entrusted agent (signature): Zhao Liankui

February 10, 2012	February 10, 2012